Exhibit 31.2

RULE 13a-14(a) CERTIFICATION

I, Christian Storch, Vice President and Chief Financial Officer of Standex International Corporation certify that:

1.

I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Standex International Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  October 8, 2004

/s/  Christian Storch

_______________________________

Christian Storch

Vice President/Chief Financial Officer